SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report:  July 15, 1998

Commission File Number 33-82034


INDIANTOWN COGENERATION, L.P. (Exact name of co-registrant as specified in its charter)

		Delaware				 52-1722490 (State or other
	jurisdiction of		(I.R.S. Employer Identification Number)
	incorporation or organization)



INDIANTOWN COGENERATION FUNDING CORPORATION (Exact name of co-registrant as specified in its charter)

		Delaware				 52-1889595 (State or other
	jurisdiction of		(I.R.S. Employer Identification Number)
	incorporation or organization)



7500 Old Georgetown Road, 13th Floor Bethesda, Maryland 20814-6161
 (Registrants' address of principal executive offices)


(301)-718-6800 (Registrants' telephone number, including area code)


Item 1.  Changes in Control of Registrant.

	Indiantown Cogeneration, L.P. (the "Partnership") is a special purpose Delaware limited partnership formed on October 4, 1991. The general partners are Toyan Enterprises ("Toyan"), a California corporation and a wholly-owned special purpose indirect subsidiary of U.S. Generating Company, LLC, and Palm Power Corporation
("Palm"), a Delaware corporation and a special purpose indirect subsidiary of Bechtel Enterprises, Inc. ("Bechtel Enterprises").
The sole limited partner is TIFD III-Y, Inc. ("TIFD"), a special purpose indirect subsidiary of General Electric Capital Corporation ("GECC"). During 1994, the Partnership formed its sole, wholly owned subsidiary, Indiantown Cogeneration Funding Corporation ("ICL Funding"), to act as agent for, and co-issuer with, the Partnership in accordance with the 1994 bond offering.

On September 19, 1997, Toyan purchased 16.67% of Palm's interest in the Partnership, which represents a 2% ownership in the Partnership. Bechtel Generating Company, Inc. ("Bechtel Generating"), a subsidiary of Bechtel Enterprises and the direct owner of Palm, entered into a Purchase Agreement dated as of March 6, 1998, with Cogentrix Energy, Inc. ("Cogentrix") whereby a wholly owned subsidiary Cogentrix will purchase from Bechtel Generating, among other things, 100% of the stock of Palm. Palm holds a 10% interest in the Partnership. The Partnership has been informed that the closing of the Cogentrix sale is expected in July. In addition, Toyan entered into a Purchase Agreement dated as of May 29, 1998, with DCC Project Finance Twelve, Inc., whereby PFT will, through a new partnership ("Newco") with Toyan which would become a new partner in the Partnership, acquire 20% of Toyan's interest in the Partnership, which represents a 10% ownership in the Partnership.
It is expected that, prior to the PFT transact ion, Toyan will convert some of its general partnership interest into a limited partnership interest such that Toyan will hold, after the PFT transaction, only a limited partnership interest in the Partnership. The Partnership has been informed that the closing of the PFT transaction is expected in July.

The net profits and losses of the Partnership are allocated to Toyan, Palm, TIFD and, if applicable, Newco (collectively, the
"Partners") based on the following ownership percentages:

		Until September	  From 		With		With PFT	With PFT
			20, 1997 	 September	Cogentrix 	Transaction	Transaction
						 20, 1997	Sale Only	Only		& Cogentrix
															Sale

Toyan		48%				50%		  50%		30.05%		30.05%
Palm		12%				10%		  10%*		10%			10%*
Newco		-- 				-- 		  -- 		19.95%**	19.95%**
TIFD		40%				40%		  40%		40%			40%

* Now beneficially owned by Cogentrix.
** PFT's beneficial
ownership in the Partnership through Newco is equal to 10%.

The changes in ownership contemplated by the Cogentrix sale and the PFT transaction will be the subject of a self-recertification or application for recertification of Qualifying Facility status to be filed by the Partnership with the Federal Energy Regulatory Commission. The PFT transaction is also subject to a confirmation from each of Standard & Poor's, Moody's and Fitch [need formal names] that the change in control of the Partnership will not in and of itself result in the downgrading of the ratings on the Partnership's First Mortgage Bonds or the Taxable Bonds. Each of the Cogentrix sale and the PFT transaction is also subject to certain other conditions set forth in each of the purchase agreements including, if applicable, any conditions imposed by the Partnership's financing arrangements.

The Partnership is unable to predict the likelihood that either or both of the Cogentrix sale or the PFT transaction will be consummated or, if consummated, whether such closing will occur in accordance with the dates set forth above. The Partnership is, however, not aware of any event or circumstance which currently exists which would prevent the consummation of either transaction.




SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


								Indiantown Cogeneration, L.P.
								(Co-Registrant)


Date:  July 15, 1998				 /s/ John R. Cooper
							John R.	Cooper
							Vice President and Chief
							Financial Officer




								Indiantown Cogeneration Funding
								Corporation (Co-Registrant)



Date:  July 15, 1998				 /s/ John R. Cooper
							John R.	Cooper
							Vice President and Chief
							Financial Officer